Exhibit 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of June 18, 2018 (this “Agreement”), is entered into by and between Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Company”), and Cheniere Energy, Inc., a Delaware corporation (“Parent”, and together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, concurrently herewith, Parent, Columbia Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) the Company will be merged with and into Merger Sub, with Merger Sub as the sole surviving entity (the “Merger”);

WHEREAS, as of the date hereof, Parent is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of Company Common Shares set forth opposite Parent’s name on Schedule A hereto (the “Existing Shares”); and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Company and Parent are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

AGREEMENT

1.    Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York or a day on which the Secretary of State of the State of Delaware is required, or authorized, to close.

“Covered Shares” means, with respect to Parent, Parent’s Existing Shares, together with any Company Common Shares that Parent becomes the Record Holder or beneficial owner of on or after the date hereof.

“Company” has the meaning set forth in the Preamble.

“Company Common Share” means a common share of the Company representing limited liability company interests in the Company.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 13, 2013, as amended.

“Existing Shares” has the meaning set forth in the Recitals.

“Member” has the meaning ascribed thereto in the Company LLC Agreement.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Preamble.

“Proxy Designee” means a Person designated by the Board of Directors of the Company by written notice to each of the Parties, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Company LLC Agreement.

“Termination Date” has the meaning set forth in Section 5 of this Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

“Voting Share” has the meaning ascribed thereto in the Company LLC Agreement.

2.    Agreement to Deliver Written Consent. Prior to the Termination Date, Parent irrevocably and unconditionally agrees that it shall (a) within two (2) Business Days after the Registration Statement becomes effective under the Securities Act (but, for the avoidance of doubt, not until such Registration Statement becomes effective), execute and deliver (or cause to be executed and delivered) a written consent pursuant to Section 11.10 of the Company LLC Agreement covering all of the Covered Shares approving the Merger, the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement and (b) at any meeting of the Members of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the Merger, the Merger Agreement and any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against (A) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement. If Parent is the beneficial owner, but not the Record Holder, of any Covered Shares, Parent agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or exercise a consent with respect to) all of such Covered Shares in accordance with this Section 2. Except as otherwise set forth in or contemplated by this Agreement, Parent may vote the Covered Shares in its discretion on all matters submitted for the vote of the Members or in connection with any written consent of the Members in a manner that is not inconsistent with the terms of this Agreement.

3.    Grant of Irrevocable Proxy; Appointment of Proxy.

(a)    FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, PARENT HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, JIM DEIDIKER, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, PARENT’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED SHARES SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE BOARD OF DIRECTORS OF THE COMPANY) AND COUPLED WITH AN INTEREST AND PARENT WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY PARENT WITH RESPECT TO THE COVERED SHARES (AND PARENT HEREBY REPRESENTS TO THE COMPANY THAT ANY SUCH OTHER PROXY IS REVOCABLE).

(b)    The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement in accordance with Section 5.

4.    No Inconsistent Agreements. Parent hereby represents, covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares.

5.    Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual written agreement of the Parties to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 11 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any Party as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

6.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows:

(a)    Parent is the Record Holder and beneficial owner of, and has good and valid title to, the Existing Shares, free and clear of Liens other than as created by this Agreement. Parent has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares. As of the date hereof, other than the Existing Shares and the Voting Share, Parent is not the Record Holder and does not own beneficially any (i) shares or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares or voting securities of the Company or (iii) options or other rights to acquire from the Company any shares, voting securities or securities convertible into or exchangeable for shares or voting securities of the Company. The Existing Shares are not subject to any voting trust agreement or other contract to which Parent is a party restricting or otherwise relating to the voting or Transfer of the Covered Shares. Parent has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Existing Shares, except as contemplated by this Agreement.

(b)    Parent is duly organized, validly existing as a corporation and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)    (i) Except for the applicable requirements of the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, impair the ability of Parent to perform its obligations hereunder.

(d)    As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against Parent or, to the knowledge of Parent, any other Person or, to the knowledge of Parent, threatened against Parent or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any Party of its obligations under this Agreement.

(e)    Parent understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Parent’s execution and delivery of this Agreement and the representations and warranties of Parent contained herein.

7.    Certain Covenants of Parent. Parent hereby covenants and agrees as follows, in each case except as otherwise approved in writing by the Company:

(a)    Prior to the Termination Date, and except as contemplated hereby, Parent shall not (i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iii) knowingly take any action that would make any representation or warranty of Parent contained herein untrue or incorrect or have the effect of preventing or disabling Parent from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void.

(b)    Prior to the Termination Date, in the event that Parent becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Company Common Shares or other voting interests with respect to the Company, Parent will promptly notify the Company of such Company Common Shares or voting interests, such Company Common Shares or voting interests shall, without further action of the Parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Common Shares held by Parent set forth on Schedule A hereto will be deemed amended accordingly and such Company Common Shares or voting interests shall automatically become subject to the terms of this Agreement.

8.    Parent Capacity. This Agreement is being entered into by Parent solely in its capacity as a holder of Company Common Shares, and nothing in this Agreement shall restrict or limit the ability of Parent or any Affiliate or any employee thereof who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement.

9.    Disclosure. Parent hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Consent Statement/Prospectus Parent’s identity and ownership of the Covered Shares and the nature of Parent’s obligations under this Agreement.

10.    Non-Survival of Representations and Warranties. The representations and warranties of Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

11.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party; provided, however, that the Company may not authorize any such amendment, modification or supplement unless it has first referred such action to the conflicts committee of the board of directors of the Company (the “Conflicts Committee”) for its consideration, and permitted the Conflicts Committee not less than three (3) Business Days to make a recommendation to the Company with respect thereto (for the avoidance of doubt, the Company shall in no way be obligated to follow the recommendation of the Conflicts Committee and the Company shall be permitted to take action following the expiration of such three (3) Business Day period).

12.    Waiver. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

13.    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:

If to Parent:

Cheniere Energy, Inc. 700 Milam, Suite 1900
Houston, TX 77002
Attn:	Sean N. Markowitz
Fax:	(713) 375-6659
Email:	sean.markowitz@cheniere.com

With a copy to:

Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004
Attn:	Francis J. Aquila
Krishna Veeraraghavan
Fax:	(212) 558-3588
Email:	aquilaf@sullcrom.com
veeraraghavank@sullcrom.com

If to the Company:

Cheniere Energy Partners LP Holdings, LLC

700 Milam, Suite 1900

Houston, TX 77002
Attn:	Sean N. Markowitz
Fax:	(713) 375-6659
Email:	sean.markowitz@cheniere.com

With a copy to:

Richards, Layton & Finger, P.A.
One Rodney Square, 920 North King Street, Wilmington, DE 19801
Attn:	Srinivas M. Raju
Kenneth E. Jackman
Fax:	(302) 498-7701
Email:	raju@rlf.com
jackman@rlf.com

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

14.    Entire Agreement. This Agreement (including any schedules hereto), the Merger Agreement and the Company Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR THE MERGER AGREEMENT, NEITHER PARENT NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. No Party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or in the Merger Agreement.

15.    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in Section 11.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

17.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The Parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY

MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

(c)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any federal court of the United States of America located in the County of New Castle, Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 17(c), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

18.    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of all other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

19.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

20.    No Presumption Against Drafting Party. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused to be executed or executed this Agreement as of the date first written above.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

By:	/s/ Sean N. Markowitz
Name:	Sean N. Markowitz
Title:	General Counsel and Corporate Secretary

CHENIERE ENERGY, INC.

By:	/s/ Michael J. Wortley
Name:	Michael J. Wortley
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]

Schedule A

Cheniere Energy, Inc.	212,953,991 Company Common Shares